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                                                               Exhibit 23.1


             Consent of Independent Certified Public Accountants

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-46565) pertaining to the 1996 Stock Option Plan of BMJ Medical Management, Inc. and subsidiaries of our report dated June 12, 1998, except for
Note 10, as to which the date is June 30, 1998, with respect to the consolidated financial statements of BMJ Medical Management, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the three month period ended March 31, 1998.

                                    /s/ Ernst & Young LLP

West Palm Beach, Florida
July 8, 1998